UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2006

FIBERSTARS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

As described under Item 8.01 below, on November 27, 2006, Fiberstars, Inc., a California corporation (“Fiberstars-California”), consummated a merger (the “Reincorporation”) with and into its wholly owned subsidiary, Fiberstars, Inc., a Delaware corporation (“Fiberstars-Delaware” or the “Registrant”). As a result of the Reincorporation, the Registrant is now a Delaware corporation.

On November 27, 2006, Fiberstars-Delaware entered into Indemnification Agreements with each of its officers and directors in substantially the same form as indemnification agreements which were existing between Fiberstars-California and its officers and directors, other than changes reflecting the applicability of Delaware corporate law rather than California corporate law.

Section 3 - Securities and Trading Markets

Item 3.03	Material Modification to Rights of Securities Holders.

As described under Item 8.01 below, on November 27, 2006, Fiberstars, Inc., a California corporation (“Fiberstars-California”), consummated a merger (the “Reincorporation”) with and into its wholly owned subsidiary, Fiberstars, Inc., a Delaware corporation (“Fiberstars-Delaware” or the “Registrant”). As a result of the Reincorporation, the Registrant is now a Delaware corporation.

The constituent instruments defining the rights of holders of the Registrant’s common stock will now be the Certificate of Incorporation, Certificate Of Designation Of Series A Participating Preferred Stock and Bylaws of Fiberstars-Delaware, which are exhibits to this Current Report on Form 8-K, rather than the Amended and Restated Articles of Incorporation, Certificate of Determination of Series A Participating Preferred Stock and Bylaws, as amended, of Fiberstars-California. After the Reincorporation, Delaware corporate law will generally be applicable in the determination of the rights of stockholders under state corporate laws.

In accordance with Rule 12g-3(a) under the Exchange Act, the Common Stock, $0.0001 par value, and the Series A Participating Preferred Purchase Rights of Fiberstars-Delaware, as successor issuer to Fiberstars-California, into which the shares and rights of Fiberstars-California were converted, are deemed to be registered under Section 12(b) of the Exchange Act.

Section 8 - Other Events

Item 8.01	Other Events.

On November 27, 2006, Fiberstars, Inc., a Delaware corporation (“Fiberstars-Delaware”) issued a press release announcing a change of corporate domicile of Fiberstars, Inc., a California corporation (“Fiberstars-California”) from California to Delaware. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Fiberstars-Delaware succeeded to the interests of Fiberstars-California following a reincorporation effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) between Fiberstars-Delaware and Fiberstars-California. The Merger Agreement provides for, among other things, the merger of Fiberstars-California with and into Fiberstars-Delaware, a wholly owned subsidiary of Fiberestars-California (the “Merger”). The Merger Agreement was approved by the shareholders of Fiberstars-California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 6, 2006.

As a result of the Merger, upon the effective date of the Merger, (1) each outstanding share of Fiberstars-California common stock, $0.0001 par value, was automatically converted into one share of common stock, $0.0001 par value of Fiberstars-Delaware; (2) each Series A Participating Purchase Right was automatically converted into a Series A Participating Preferred Purchase Right for the same number of shares of Series A Participating Preferred Stock of Fiberstars-Delaware; and (3) each outstanding option to purchase Fiberstars-California common stock, including options previously granted under the 1994 Stock Option Plan, as amended, and the 1994 Directors Stock Option Plan, as amended, and options previously granted and to be granted in the future under the 2004 Stock Incentive Plan, as amended (the “Stock Plans”), was automatically assumed by Fiberstars-Delaware and will represent an option to acquire shares of Fiberstars-Delaware common stock on the basis of one share of Fiberstars-Delaware common stock for each one share of Fiberstars-California common stock and at an exercise price equal to the exercise price of the Fiberstars-California option. Immediately prior to the consummation of the Merger, Fiberstars-Delaware had nominal assets and liabilities.

  Fiberstars-Delaware’s common stock will continue to trade on the Nasdaq Global Market under the ticker symbol “FBST.”

Description of Common Stock , Preferred Stock and Preferred Stock Purchase Rights

General. Fiberstars-Delaware is authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share and 2,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2006, there were 11,378,103 shares of common stock outstanding and no shares of preferred stock outstanding. All shares of common stock outstanding are fully paid and nonassessable.

Voting. Holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. In accordance with Delaware law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders. The shares of common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

Dividends. The holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available for dividends. Fiberstars-California has not declared or paid any cash dividends and Fiberstars-Delaware does not anticipate paying cash dividends in the foreseeable future.

Liquidation. Upon a liquidation of Fiberstars-Delaware, Fiberstars-Delaware’s creditors and holders of Fiberstars-Delaware’s preferred stock with preferential liquidation rights will be paid before any distribution to holders of Fiberstars-Delaware’s common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount.

Preferred Stock. Fiberstars-Delaware’s Certificate of Incorporation empowers the board of directors to issue up to 2,000,000 shares of preferred stock from time to time in one or more series. The board has fixed the designation of Fiberstars-Delaware’s Series A Participating Preferred Shares, which are described below. The board also may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any additional series or the designation of the series. Terms selected could decrease the amount of earnings and assets available for distribution to holders of Fiberstars-Delaware’s common stock or adversely affect the rights and power, including voting rights, of the holders of Fiberstars-Delaware’s common stock without any further vote or action by the stockholders. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by Fiberstars-Delaware in the future. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Fiberstars-Delaware or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of Fiberstars-Delaware’s common stock, and may adversely affect the voting and other rights of the holders of common stock.

Series A Participating Preferred Stock and Rights to purchase Series A Participating Preferred Stock of Fiberstars-Delaware. The Purchase Rights for Fiberstars-Delaware’s Series A Participating Preferred stock are governed by a Rights Agreement between Fiberstars-Delaware and Mellon Investor Services LLC.

On September 12, 2001, the Board of Directors of Fiberstars-California declared a dividend distribution of one “Right” for each outstanding share of common stock of Fiberstars-California to shareholders of record at the close of business on September 26, 2001). Upon the merger of Fiberstars-California into Fiberstars-Delaware each outstanding right has been automatically converted into a Right of like tenor of Fiberstars-Delaware. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from Fiberstars-Delaware one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock (the “Preferred Stock”), at a price of Thirty Dollars ($30.00) per one one-thousandth of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between Fiberstars-Delaware and Mellon Investor Services LLC, as “Rights Agent.”

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earliest of the following: (i) a public announcement that a person, entity or group of affiliated or associated persons and/or entities (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (other than (A) as a result of repurchases of stock by Fiberstars-Delaware or certain inadvertent actions by institutional or certain other shareholders, (B) Fiberstars-Delaware, any subsidiary of Fiberstars-Delaware or any employee benefit plan of Fiberstars Delaware or any subsidiary, and (C) certain other instances set forth in the Rights Agreement); or (ii) ten (10) business days (unless such date is extended by the Board of Directors) following the commencement of a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons and/or entities becoming an Acquiring Person (unless such tender offer or exchange offer is a Permitted Offer (defined below)).

Until the Distribution Date (or earlier redemption or expiration of the Rights, if applicable), (i) the Rights will be evidenced by certificates for Common Stock and will be transferred only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Merger Date upon transfers or new issuances of the Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for outstanding Common Stock will also constitute the transfer of the Rights associated with such Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) September 20, 2011, (ii) consummation of a merger transaction with a person, entity or group who (x) acquired Common Stock pursuant to a Permitted Offer (as defined below) and (y) is offering in the merger the same price per share and form of consideration paid in the Permitted Offer or (iii) redemption or exchange of the Rights by Fiberstars-Delaware as described below.

The number of Rights associated with each share of Common Stock shall be proportionately adjusted to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock. The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.

In the event that, after the first date of public announcement by Fiberstars-Delaware or an Acquiring Person that an Acquiring Person has become such, Fiberstars-Delaware is involved in a merger or other business combination transaction (whether or not Fiberstars-Delaware is the surviving corporation) or fifty percent (50%) or more of Fiberstars-Delaware’s assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of either Fiberstars-Delaware, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two (2) times the Purchase Price (such right being called the “Merger Right”). In the event that a person, entity or group becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of the Board of Directors who are not officers of Fiberstars-Delaware and are not Acquiring Persons (or affiliated or associated persons and/or entities thereof) to be fair to and in the best interests of Fiberstars-Delaware and its shareholders (a “Permitted Offer”)), then proper provision shall be made so that each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of shares of Common Stock (or, at the election of Fiberstars-Delaware, which election may be obligatory if sufficient authorized shares of Common Stock are not available, a combination of Common Stock, property, other securities (e.g., Preferred Stock) and/or cash (including by way of a reduction in the Purchase Price)) having a market value of two (2) times the Purchase Price (such right being called the “Subscription Right”). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person (or affiliated or associated persons and/or entities thereof) shall immediately become null and void.

At any time prior to the earlier to occur of (i) a person, entity or group becoming an Acquiring Person or (ii) the expiration of the Rights, Fiberstars-Delaware may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board of Directors. Additionally, Fiberstars-Delaware may, following a person, entity or group becoming an Acquiring Person, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving Fiberstars-Delaware but not involving an Acquiring Person (or certain related persons and/or entities) or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as the Acquiring Person triggering the Subscription Right beneficially owns securities representing less than fifteen percent (15%) of the outstanding shares of Common Stock and at the time of redemption there are no other Acquiring Persons. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Subject to applicable law, the Board of Directors, at its option, may at any time after a person, group or entity becomes an Acquiring Person (but not after the acquisition by such Acquiring Person of fifty percent (50%) or more of the outstanding shares of Common Stock), exchange all or part of the then outstanding and exercisable Rights (except for Rights which have become void) for shares of Common Stock at a rate of one share of Common Stock per Right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of Fiberstars-Delaware or other assets (or any combination thereof).

The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock Fiberstars-Delaware may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $25.00. In the event of liquidation, the holders of shares of Preferred Stock will receive a preferred liquidation payment equal, per share, to the greater of $1,000.00 or 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Fractional shares of Preferred Stock will be issuable; however, Fiberstars-Delaware may elect to (i) distribute depositary receipts in lieu of such fractional shares and (ii) make an adjustment in cash, in lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, based on the market price of the Preferred Stock prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Fiberstars-Delaware, including, without limitation, the right to vote or to receive Fiberstars-Delaware dividends. Holders of Rights may, depending upon the circumstances, recognize taxable income in the event (i) that the Rights become exercisable for (x) Common Stock or Preferred Stock (or other consideration) or (y) common stock of an acquiring company in the instance of the Merger Right as set forth above or (ii) of any redemption or exchange of the Rights as set forth above.

Fiberstars-Delaware and the Rights Agent retain broad authority to amend the Rights Agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of Rights.

A copy of the Rights Agreement and the Certificate of Designation of the Series A Participating Preferred Stock of Fiberstars-Delaware are attached as Exhibits to this Current Report on Form 8-K. THIS SUMMARY DESCRIPTION OF THE RIGHTS AND SERIES A PARTICIPATING PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT CERTIFICATE OF DESIGNATION, WHICH IS INCORPORATED HEREIN BY REFERENCE.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

2.1(A)	Agreement and Plan of Merger between Fiberstars Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation.

3.1(B)	Certificate of Incorporation of Fiberstars, Inc., a Delaware corporation

3.2	Certificate Of Designation Of Series A Participating Preferred Stock of Fiberstars, Inc., a Delaware corporation.

3.3(C)	Bylaws of Fiberstars, Inc., a Delaware corporation.

4.1	Specimen Common Stock Certificate of Fiberstars, Inc., a Delaware corporation.

4.2	Rights Agreement between Fiberstars, Inc., a Delaware corporation and Mellon Investor Services, LLC

99.1	Press Release, dated November 27, 2006, regarding reincorporation.

(A)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(B)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(C)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 27, 2006

FIBERSTARS, INC.

	By:	/s/ Robert A. Connors
	Name:	Robert A. Connors
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

2.1(A)	Agreement and Plan of Merger between Fiberstars Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation.

3.1(B)	Certificate of Incorporation of Fiberstars, Inc., a Delaware corporation

3.2	Certificate Of Designation Of Series A Participating Preferred Stock of Fiberstars, Inc., a Delaware corporation.

3.3(C)	Bylaws of Fiberstars, Inc., a Delaware corporation.

4.1	Specimen Common Stock Certificate of Fiberstars, Inc., a Delaware corporation.

4.2	Rights Agreement between Fiberstars, Inc., a Delaware corporation and Mellon Investor Services, LLC

99.1	Press Release, dated November 27, 2006, regarding reincorporation.

(A)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(B)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.

(C)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230) and incorporated herein by reference herewith.